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                                                                    Exhibit 5.1




                                 May 29, 1998





Lexford Residential Trust
The Huntington Center
41 South High Street, Suite 2410
Columbus, Ohio 43215

Ladies and Gentlemen:

        We have acted as special Maryland counsel to Lexford Residential Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Trust"), in connection with the Trust's registration statement on Form S-3, as amended to date and any subsequent amendments thereto, under the Securities Act of 1933, as amended (File No. 333-49269) (the "Registration Statement"), relating to the offering by the Company from time to time of up to 12,650,000 common shares of beneficial interest, par value $.01 per share ("Common Shares").

        In connection with this opinion, we have examined the following:

        1. the Declaration of Trust of the Trust, dated January 16, 1998, as certified by the Maryland State Department of Assessments and Taxation, a copy of the Articles of Amendment to the Declaration of Trust of the Trust, certified by the Department of Assessments on February 2, 1998, and a copy of the Articles of Amendment to the Declaration of Trust, certified by the Department of Assessments on April 1, 1998.

        2. the Bylaws of the Trust, dated January 16, 1998, as certified to us by the Secretary of the Trust;

        3. the form of Prospectus that constitutes a part of the Registration Statement;


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Lexford Residential Trust
May 29,1998
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        4.  resolutions of the Board of Trustees of the Trust, dated
            February 19, 1998, March 26, 1998 and May 15, 1998, as certified to us by the Secretary of the Trust; and

        5. such certificates of the Trust as we have deemed necessary or appropriate as a basis for this opinion.

        Based upon and subject to the foregoing, and further subject to the assumptions and qualifications set forth below, it is our opinion that the Company has the authority, pursuant to its Declaration of Trust, to issue up to 50,000,000 Common Shares. Upon adoption by the Board of Trustees of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment for such Shares in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement and by such resolution, such Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

        In our examination, we have assumed and relied on, without independent investigation, the genuineness of all signatures, the legal capacity of natural persons,the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and that certificates of the Trust are true and complete.

        The opinion expressed in this letter concerns only the effect of the laws (excluding the principles of conflicts of laws) of the State of Maryland, and we express no opinion with respect to the laws of any other jurisdiction.
We assume no obligation to update this letter if any applicable laws or facts, or our knowledge of applicable facts, changes in any manner. Our opinion is limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

        We are furnishing this opinion to you solely in connection with the Registration Statement. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission.

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Lexford Residential Trust
May 29,1998
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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to our firm under the caption "Legal Matters" in the Prospectus that constitutes a part of the Registration Statement.



                                        Sincerely,

                                        /s/ SHAW PITTMAN POTTS & TROWBRIDGE
                                        -----------------------------------
                                            SHAW PITTMAN POTTS & TROWBRIDGE